Exhibit j

            Consent of Independent Registered Public Accounting Firm


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated September 16, 2004, relating to the financial statements and financial highlights, which appears in the July 31, 2004 Annual Report to Shareholders of Phoenix Wealth Builder PHOLIO, formerly Phoenix Partner Select Wealth Builder Fund, and Phoenix Wealth Guardian PHOLIO, formerly Phoenix Partner Select Wealth Guardian Fund, (constituting Phoenix PHOLIOs(SM), formerly Phoenix Partner Select Funds), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Report to Shareholders" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 3, 2005